UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

FLUX POWER HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
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FLUX POWER HOLDINGS, INC.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED MARCH 15, 2021

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, APRIL 29, 2021

This supplement (the “Supplement”) amends and supplements the Proxy Statement (the “Proxy Statement”) of Flux Power Holdings, Inc. (the “Company”), dated March 15, 2021 (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2021, in connection with the Company’s 2021 Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Standard Time on Thursday, April 29, 2021, and any adjournment or postponement thereof (the “Annual Meeting”). There is no physical location for the Annual Meeting. You will be able to attend, vote and submit questions during the meeting at https://agm.issuerdirect.com/flux.

The purpose of this Supplement is to provide certain additional information about Proposal 2 - Approval of the 2021 Equity Incentive Plan. Capitalized terms used in this Supplement and not otherwise defined have the meanings given to them in the Proxy Statement. This Supplement supplements and provides additional information to the Proxy Statement. This Supplement is being filed with the SEC and is being made available to stockholders on or about April 19, 2021.The Proxy Statement, Annual Report on Form 10-K, this Supplement and other supplemental materials are available on www.iproxydirect.com/flux.

This Supplement does not change the proposals to be acted on at the Annual Meeting or our board of directors’ recommendations with respect to the proposals, which are described in the Proxy Statement. As supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered when voting your shares using one of the methods described in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ACCOMPANYING DEFINITIVE PROXY STATEMENT, EACH DATED MARCH 15, 2021.

PROPOSAL 2 - APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN (SUPPLEMENT)

As disclosed in our Proxy Statement, the Company is requesting, in Proposal 2, approval by our stockholders to adopt and approve our 2021 Equity Incentive Plan. For additional information, please note the following:

-	As of the date of this Supplement, there are four non-employee directors and approximately one hundred employees eligible to participate in and receive awards under the 2021 Equity Incentive Plan.

-	As of April 16, 2021, the closing sale price of a share of our common stock on the NASDAQ Capital Market was $11.08.

Proxy Voting

If you have not already voted, we urge you to vote by proxy as promptly as possible by telephone, through the Internet or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee), or during the virtual Annual Meeting, as described in the Proxy Statement. If you have already voted, you do not need to take any action unless you wish to revoke our proxy or change your vote. If you have previously voted “FOR” Proposal 2, your vote will be counted “FOR” the approval of the 2021 Equity Incentive Plan, unless you change or revoke your vote. Important information regarding how to vote your shares and revoke and/or change proxies already cast is available in the Proxy Statement.

The Board continues to recommend a vote “FOR” the 2021 Equity Incentive Plan, as described above and in the Proxy Statement as Proposal 2, as well as “FOR” the other proposals. We urge you to review the information contained in this Supplement in addition to the Proxy Statement, and if you have already submitted a proxy and wish to change your vote, to do so in the manner described in the Proxy Statement.

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